UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 2, 2022
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	001-10701	31-1223339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street
Cincinnati,	Ohio	45202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SSP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

9.01	Financial Statements and Exhibits	4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2022, The E.W. Scripps Company (the “Company” or “Scripps”) entered into a new employment agreement with Adam P. Symson, its President and Chief Executive Officer. The new agreement replaces and supersedes his previous employment agreement with the Company dated as of January 1, 2020.

Term

The employment agreement has an initial term that expires on December 31, 2027, with successive automatic annual renewals, unless either party gives written notice at least 180 days prior to the expiration of the initial or renewed term. If a change in control of Scripps occurs within 2 years prior to the expiration of the term, then the term shall be extended so that it expires on the second anniversary of the change in control.
Compensation Levels

The employment agreement provides for (i) base salary at an annual rate of not less than $1,275,000, effective January 1, 2023, (ii) a target annual incentive opportunity of not less than 110% of base salary, effective January 1, 2023, and (iii) a target long-term incentive opportunity of not less than $4,200,000 for the 2023 fiscal year (which will be converted to a number of restricted share units per the long-term incentive plan). Mr. Symson also is entitled to reimbursement for up to $15,000 per year in financial planning services, annual dues for one business club and the cost of an annual executive physical examination, as well as a one-time reimbursement of up to $50,000 of attorney’s fees incurred in connection with the negotiation of the employment agreement.

One-Time Equity Award

The employment agreement provides for a one-time signing grant, effective August 2, 2022, of restricted stock units (“RSUs”) with an award value of $8,000,000, which is allocated 70% to performance-based RSUs and 30% to time-based RSUs (collectively, the “One-Time Award”).
The performance-based RSUs will vest based on the extent to which the Company achieves two performance goals during the 5-year performance period commencing January 1, 2023 and ending December 31, 2027: (i) operating cash flow (65% of the total performance-based award), with annual operating cash flow goals established each year during the five-year period and the “target” being the cumulative 5-year total of the annual goals, and (ii) relative total shareholder return (“TSR”) compared to the U.S.-headquartered companies classified under the “Media” Global Industry Classification Standard (35% of the total performance-based award), with the “target” being either (x) a relative TSR ranking for three or more calendar years during the performance period (calculated at the end of each year) at or above the 50th percentile of the comparison group, or (y) an average relative TSR ranking over the performance period (with TSR calculated at the end of each year and then averaged based on the number of years in the performance period) at or above the 50th percentile of the comparison group. Each of the operating cash flow or TSR performance goal either is achieved at “target” or above, resulting in a 100% payout with respect to the units allocated to that goal (subject to Mr. Symson’s continued employment through the end of the performance period), or below target, resulting in a 0% payout with respect to the units allocated to that goal. If, prior to the end of the performance period, the Company terminates Mr. Symson’s employment other than for cause, or he terminates for good reason or due to death, then the performance-based RSUs will vest on a pro-rata basis, but only to the extent the performance targets have been achieved at that time (and assuming achievement at the “target” level if the date of termination occurs prior to December 31, 2023). If a change in control of Scripps occurs prior to the end of the performance period and while Mr. Symson is employed by Scripps, the performance-based RSUs will vest in full, but only to the extent the performance targets have been achieved at that time (and assuming achievement at the “target” level if the change in control occurs prior to December 31, 2023).

The time-based RSUs cliff vest on December 31, 2027, subject to Mr. Symson’s continued employment. If, prior to the vesting date, the Company terminates Mr. Symson’s employment other than for cause, or he terminates for good reason or due to death, then the time-based RSUs shall vest on a pro-rata basis. If a change in control of Scripps occurs prior to the vesting date and while Mr. Symson is employed by Scripps, then the time-based RSUs will vest in full.

Severance Benefits

The employment agreement provides that if the Company terminates Mr. Symson’s employment other than for cause or disability (including as a result of the non-renewal of the employment agreement by the Company), or if he terminates his employment for good reason, in either case prior to a change in control of Scripps, he would be eligible to receive: (i) a lump sum cash payment equal to 2 times his annual base salary and target annual incentive, (ii) a pro-rated annual incentive for the year of termination based on actual performance results for the entire year, (iii) an amount equal to the cost for him (and his dependents) to obtain COBRA coverage under the Company’s group health care plans for a 2-year period, payable in monthly installments over that period (or until he becomes covered by another health insurance plan), (iv) reimbursement for up to $15,000 in financial planning expenses for the year of termination, and (v) accelerated vesting of outstanding equity awards, other than the One-Time Award, with performance-based awards vesting based on actual performance results for the entire performance period. Mr. Symson would receive the same benefits if the termination described above occurs during the 2-year period following a change in control, except that (x) the pro-rated annual incentive described in (ii) above would be based on “target” rather than actual performance, and (y) in addition, to the benefits described above, he would be entitled to receive a lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that he would have received if his age (but not years of service) at the time of termination were increased by 2 years.

If Mr. Symson provides timely written notice of his intention not to renew the employment agreement and terminates his employment at the expiration of the term, he will be entitled to receive: (i) a lump sum cash payment equal to one-half of his annual base salary and target annual incentive, (ii) a pro-rated annual incentive for the year of termination based on actual performance results for the entire year, (iii) an amount equal to the cost for him (and his dependents) to obtain COBRA coverage under the Company’s group health care plans for 6 months, payable in monthly installments over that period (or until he becomes covered under another health insurance plan), (iv) reimbursement for up to $15,000 in financial planning expenses for the year of termination, and (v) vesting under his outstanding equity awards, other than the One-Time Award, as if he had satisfied the definition of “retirement” upon his resignation.

If Mr. Symson’s employment terminates as a result of his death or disability, he (or his estate) will be entitled to receive: (i) a lump sum cash payment equal to 1 year of his annual base salary, (ii) a pro-rated annual incentive for the year of termination based on actual performance results for the entire year, and (iii) an amount equal to the cost for him (and his dependents) to obtain COBRA coverage under the Company’s group health care plans for a 2-year period, payable in monthly installments over that period (or until he becomes covered under another health insurance plan).

Restrictive Covenants

In exchange for the benefits described above, Mr. Symson must (i) sign a release of claims in favor of the Company, (ii) maintain the confidentiality of the Company’s trade secret information in perpetuity, and (iii) refrain from competing with the Company or soliciting its employees for 18 months after his termination (or for 6 months after termination if he provides timely notice of non-renewal of the employment agreement).

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

On August 2, 2022, Scripps issued a press release relating to the matters described above. A copy of the press release is filed with this Form 8-K and is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

10.1	Employment Agreement between The E.W. Scripps Company and Adam P. Symson

10.2	CEO Performance-Based Restricted Share Unit Agreement

10.3	CEO Time-Based Restricted Share Unit Agreement

99.1	Press release dated August 2, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Daniel W. Perschke
Daniel W. Perschke
Vice President, Controller
(Principal Accounting Officer)
Dated: August 4, 2022
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